UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

VERMILLION, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	33-059-5156 (IRS Employer Identification No.)
47350 Fremont Blvd.
Fremont, California 94538
(510) 226-2800
(Address of principal executive offices) (Zip Code)

Gail S. Page
President and Chief Executive Officer
47350 Fremont Blvd.
Fremont, California 94538
(Name and address of agent for service)
(510) 226-2800
(Telephone number, including area code, of agent for service)

With copies to:
Robert A. Claassen, Esq.
Paul, Hastings, Janofsky & Walker LLP
1117 S. California Avenue
Palo Alto, California 94304
(650) 320-1800
Approximate date of commencement of proposed sale to the public: This post-effective amendment deregisters those shares of common stock that remain unsold hereunder as of the date hereof.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

DEREGISTRATION OF UNSOLD SECURITIES
     This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-146354) (the “Registration Statement”) is being filed by Vermillion, Inc. (the “Company”) to deregister all shares of the Company’s common stock registered on the Registration Statement that have not yet been sold through the Registration Statement as of the effective date of this Post-Effective Amendment No. 1.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on December 31, 2008.

VERMILLION, INC.
By:	/s/ Gail S. Page
	Name:	Gail S. Page
	Title:	President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gail S. Page Gail S. Page	Director, President, and Chief Executive Officer (Principal Executive Officer)	December 31, 2008

/s/ Qun Zhou Qun Zhou	Corporate Controller and Interim Chief Financial Officer (Principal Accounting Officer)	December 31, 2008

* James L. Rathmann	Executive Chairman of the Board of Directors	December 31, 2008

* James S. Burns	Director	December 31, 2008

* Kenneth J. Conway	Director	December 31, 2008

* Rajen K. Dalal	Director	December 31, 2008

Director
John F. Hamilton

* John A. Young	Director	December 31, 2008

*By:	/s/ Gail S. Page
as attorney-in-fact

EXHIBIT INDEX

Exhibit		Incorporated by Reference				Filed	Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith	Previously
24	Power of Attorney (included in Part II of the Registration Statement)						✓